Exhibit 99.1

January 7, 2021

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS FISCAL 2020 FOURTH QUARTER AND FULL YEAR RESULTS

•	Fourth quarter and full year net sales of $616.3 million and $2,277.6 million, respectively
•	Fourth quarter and full year net loss of $10.2 million and $30.5 million, respectively
•	Fourth quarter and full year Adjusted EBITDA[1] of $28.0 million and $67.5 million, respectively
•	Fourth quarter and full year Adjusted Net Income of $11.8 million and $9.5 million, respectively
•	Full year net cash provided by operating activities of $55.7 million and net debt reduction of $46.1 million

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended October 31, 2020 (“fourth quarter 2020”). Consolidated net sales in the fourth quarter 2020 were $616.3 million, representing a decrease of 5.6 percent compared to $652.9 million for the three months ended October 31, 2019 (“fourth quarter 2019”). The decrease in net sales was primarily the result of the sale of the shuttle bus businesses, and a decrease in Commercial segment net sales, partially offset by the acquisition of Spartan Emergency Response (“Spartan ER”) and an increase in net sales in the Recreation segment. Consolidated net sales were $2.3 billion for the twelve months ended October 31, 2020 (“full year 2020”), which was a decrease of 5.2 percent over the twelve months ended October 31, 2019 (“full year 2019”).

The company’s fourth quarter 2020 net loss was $10.2 million, or $0.16 per diluted share, which included $8.4 million of impairment charges for the write-down of certain assets as well as $10.5 million of expenses related to restructuring and restructuring related activities. Adjusted Net Income for the fourth quarter 2020 was $11.8 million, or $0.19 per diluted share, compared to Adjusted Net Income of $3.3 million, or $0.05 per diluted share, in the fourth quarter 2019. Net loss for the full year 2020 was $30.5 million, or $0.48 per diluted share, compared to a net loss of $12.3 million, or $0.20 per diluted share in full year 2019. Full year 2020 Adjusted Net Income was $9.5 million, compared to $30.0 million for the full year 2019, which represents a decline of 68 percent resulting from lower earnings from operations in the Fire & Emergency (“F&E”) and Commercial segments, partially offset by higher earnings in the Recreation segment.

Adjusted EBITDA in the fourth quarter 2020 was $28.0 million, compared to $19.3 million in the fourth quarter 2019. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from the F&E and Recreation segments partially offset by lower contribution from the Commercial segment. Full year 2020 Adjusted EBITDA was $67.5 million, compared to $102.1 million in full year 2019.

During the quarter, the company made several leadership changes aimed at further accelerating the pace of the company’s REV Business System progress. Announced changes include the expansion of Commercial segment President, Brian Perry’s, role to Senior VP of Operations, responsible for manufacturing strategy, operational excellence, and procurement. In addition, the company appointed Rob Vislosky as Chief Supply Officer. Mr. Vislosky most recently served as Vice President & Chief Procurement Officer at Honeywell International, managing an $18 billion global spend portfolio.

“I continue to be impressed by how our employees are navigating the challenges presented by these unprecedented times,” REV Group Inc. President and CEO Rod Rushing said. “Our operational initiatives have begun to have an impact and we have put in place the foundation to continue sustained improvement. Looking ahead, we will remain focused on what we can control and continue to build disciplines aimed at further strengthening the company’s financial position and driving shareholder value.”

[1]	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

REV Group Fourth Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $329.6 million in the fourth quarter 2020, an increase of $60.6 million, or 22.5 percent, from $269.0 million in the fourth quarter 2019. The increase was driven primarily by the acquisition of Spartan ER partially offset by lower ambulance sales. F&E segment net sales for full year 2020 were $1,132.0 million, an increase of 17.0 percent from $967.9 million in full year 2019 due primarily to the acquisition of Spartan ER. F&E segment backlog at the end of the fourth quarter 2020 was $965.8 million, an increase of 16 percent, compared to $832.7 million in the fourth quarter 2019, primarily the result of backlog acquired in the Spartan ER transaction and increased Ambulance orders partially offset by a decrease in legacy Fire backlog.

F&E segment Adjusted EBITDA was $14.8 million in the fourth quarter 2020, compared to $7.4 million in the fourth quarter 2019. The increase in Adjusted EBITDA was primarily due to the acquisition of Spartan ER and improved profitability at a large Fire division plant and within the Ambulance division. Full year 2020 Adjusted EBITDA in the F&E segment was $39.9 million, compared to $43.2 million in full year 2019.

Commercial Segment

Commercial segment net sales were $91.0 million in the fourth quarter 2020, a decrease of $114.5 million, or 55.7 percent, from $205.5 million in the fourth quarter 2019. The decrease in net sales was primarily the result of the divestiture of two shuttle bus businesses and lower sales across all product categories. Commercial segment net sales for full year 2020 were $484.8 million, a 32.7 percent decrease from $720.0 million in full year 2019. Commercial segment backlog at the end of the fourth quarter 2020 was $273.8 million, a decrease of 14 percent, compared to $317.3 million in the fourth quarter 2019, resulting primarily from divested shuttle bus businesses backlog and lower order intake for school buses partially offset by increased orders for terminal trucks and street sweepers.

Commercial segment Adjusted EBITDA was $6.4 million in the fourth quarter 2020, compared to $16.3 million in the fourth quarter 2019. This decrease was primarily due to lower profitability resulting from lower production volume across all product categories. Full year 2020 Adjusted EBITDA in the Commercial segment was $34.5 million, compared to $56.0 million in full year 2019.

Recreation Segment

Recreation segment net sales were $194.2 million in the fourth quarter 2020, an increase of $20.5 million, or 11.8 percent, from $173.7 million in the fourth quarter 2019. The increase in net sales was primarily due to increased sales of motorized and non-motorized units. Recreation net sales for the full year 2020 were $657.8 million, an 8.2 percent decrease from $716.3 million in full year 2019. Segment backlog at the end of the fourth quarter 2020 was $538.9 million, an increase of 223 percent from $167.0 million in the fourth quarter 2019, reflecting strong order intake in all categories.

Recreation segment Adjusted EBITDA was $20.5 million in the fourth quarter 2020, compared to Adjusted EBITDA of $7.5 million in the fourth quarter 2019. The increase in Adjusted EBITDA was primarily due to higher sales and profitability in motorized and non-motorized categories. Full year 2020 Adjusted EBITDA in the Recreation segment was $38.4 million, compared to $46.8 million in full year 2019.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $11.4 million as of October 31, 2020. Net debt2 was $330.8 million, and the company had $283.4 million available under its ABL revolving credit facility as of October 31, 2020. Full year fiscal 2020 net cash provided by operating activities was $55.7 million, compared to net cash provided of $52.5 million in fiscal 2019. Net working capital3 for the company as of October 31, 2020 was $355.0 million, compared to $373.4 million as of October 31, 2019. The decrease was primarily due to accounts receivable and inventory management and the divestiture of shuttle bus businesses partially offset by the acquisition of Spartan ER. Capital expenditures in the fourth quarter 2020 were $3.8 million compared to $6.7 million in the fourth quarter 2019.

Conference Call

A conference call to discuss the company’s fiscal 2020 fourth quarter financial results is scheduled for today, January 7, 2021, at 10:00 a.m. ET. A supplemental slide deck is available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) is a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation.

The company believes that the use of Adjusted EBITDA and Adjusted Net Income provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

[2]	Net Debt is defined as total debt less cash and cash equivalents.

[3]	Net Working Capital is defined as current assets (excluding cash) less current liabilities (excluding current portion of long-term debt).

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	October 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$11.4	$3.3
Accounts receivable, net	229.3	253.5
Inventories, net	537.2	513.4
Other current assets	34.1	19.4
Assets held for sale	—	19.5
Total current assets	812.0	809.1
Property, plant and equipment, net	168.4	201.7
Goodwill	157.3	159.8
Intangible assets, net	136.1	159.9
Right of use assets	23.2	—
Other long-term assets	15.3	16.6
Total assets	$1,312.3	$1,347.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$3.6
Accounts payable	169.5	200.8
Customer advances	170.1	129.9
Accrued warranty	24.1	16.1
Short-term lease obligations	8.4	—
Liabilities held for sale	—	15.4
Other current liabilities	73.5	70.2
Total current liabilities	447.3	436.0
Long-term debt, less current maturities	340.5	376.6
Deferred income taxes	2.9	15.4
Long-term lease obligations	16.9	—
Other long-term liabilities	32.4	13.9
Total liabilities	840.0	841.9
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 63,403,326 and 62,217,486 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	496.1	490.8
Retained (deficit) earnings	(21.1)	15.8
Accumulated other comprehensive loss	(2.8)	(1.7)
Total REV's shareholders' equity	472.3	505.0
Non-controlling interest	—	0.2
Total shareholders' equity	472.3	505.2
Total liabilities and shareholders' equity	$1,312.3	$1,347.1

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	(Unaudited) Three Months Ended		Twelve Months Ended
	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Net sales	$616.3	$652.9	$2,277.6	$2,403.7
Cost of sales	554.6	591.2	2,049.5	2,151.9
Gross profit	61.7	61.7	228.1	251.8
Operating expenses:
Selling, general and administrative	47.2	54.0	204.9	199.3
Research and development costs	1.4	1.1	5.8	4.8
Amortization of intangible assets	2.9	4.0	13.3	17.2
Restructuring	3.9	1.5	9.9	5.7
Impairment charges	8.4	6.1	12.1	8.9
Total operating expenses	63.8	66.7	246.0	235.9
Operating (loss) income	(2.1)	(5.0)	(17.9)	15.9
Interest expense, net	5.4	8.3	25.7	32.5
Loss on sale of business	1.8	—	11.1	—
Loss (gain) on acqusition of business	3.3	—	(8.6)	—
Loss before benefit for income taxes and non-controlling interest	(12.6)	(13.3)	(46.1)	(16.6)
Benefit for income taxes	(2.4)	(3.5)	(15.6)	(3.5)
Net loss before non-controlling interest	(10.2)	(9.8)	(30.5)	(13.1)
Less: net loss attributable to non-controlling interest	—	(0.8)	—	(0.8)
Net loss	$(10.2)	$(9.0)	$(30.5)	$(12.3)

Net loss per common share:
Basic	$(0.16)	$(0.14)	$(0.48)	$(0.20)
Diluted	$(0.16)	$(0.14)	$(0.48)	$(0.20)
Dividends declared per common share	$—	$0.05	$0.10	$0.20

Adjusted income per common share:
Basic	$0.19	$0.05	$0.15	$0.48
Diluted	$0.19	$0.05	$0.15	$0.48

Weighted Average Shares Outstanding:
Basic	63,142,857	62,532,440	63,044,872	62,789,165
Diluted	63,142,857	62,532,440	63,044,872	62,789,165

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year Ended
	October 31, 2020	October 31, 2019	October 31, 2018
Cash flows from operating activities:
Net (loss) income before non-controlling interest	$(30.5)	$(13.1)	$13.0
Adjustments to reconcile net (loss) income before non-controlling interest to net cash provided by (used in) operating activities:
Depreciation and amortization	40.2	45.7	46.0
Amortization of debt issuance costs	2.5	2.0	1.9
Stock-based compensation expense	7.8	7.2	6.3
Deferred income taxes	(27.8)	(5.0)	(4.1)
Gain on sale of assets	(1.2)	(1.9)	(3.0)
Impairment charges	12.1	8.9	35.6
Loss on sale of business	11.1	—	—
Gain on acquisition of business	(8.6)	—	—
Changes in operating assets and liabilities, net
Receivables, net	44.1	13.4	(22.3)
Inventories, net	27.1	(2.7)	(74.5)
Other current assets	(1.8)	(9.8)	(12.2)
Accounts payable	(36.7)	(17.2)	6.1
Accrued warranty	2.9	(8.6)	(11.3)
Customer advances	4.9	12.1	21.9
Other liabilities	7.7	24.6	(23.6)
Long-term assets	1.9	(3.1)	1.0
Net cash provided by (used in) operating activities	55.7	52.5	(19.2)
Cash flows from investing activities:
Purchase of property, plant and equipment	(13.5)	(20.8)	(40.6)
Purchase of rental and used vehicles	(3.3)	(3.0)	(20.1)
Proceeds from sale of assets	11.3	24.0	8.7
Proceeds from sale of businesses	54.5	—	—
Investment in China JV	—	—	(7.6)
Acquisition of businesses, net of cash acquired	(47.3)	—	(60.0)
Net cash provided by (used in) investing activities	1.7	0.2	(119.6)
Cash flows from financing activities:
Net (repayments) proceeds from borrowings under April 2017 ABL Facility	(35.1)	(90.0)	141.5
Net proceeds from borrowings of Term Loan	—	49.2	50.0
Repayment of long-term debt	(3.3)	(1.5)	—
Payment of dividends	(9.5)	(12.5)	(12.8)
Repurchase and retirement of common stock	—	(8.3)	(53.3)
Payment of debt issuance costs	(1.0)	(0.2)	(1.0)
Proceeds from exercise of common stock options, net of employer payroll taxes	0.8	0.6	9.5
Other financing activities	(1.2)	1.4	(1.0)
Net cash (used in) provided by financing activities	(49.3)	(61.3)	132.9
Net increase (decrease) in cash and cash equivalents	8.1	(8.6)	(5.9)
Cash and cash equivalents, beginning of year	3.3	11.9	17.8
Cash and cash equivalents, end of year	$11.4	$3.3	$11.9

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions)

	(Unaudited) Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
Net Sales:
Fire & Emergency	$329.6	$269.0	$1,132.0	$967.9
Commercial	91.0	205.5	484.8	720.0
Recreation	194.2	173.7	657.8	716.3
Corporate & Other	1.5	4.7	3.0	(0.5)
Total	$616.3	$652.9	$2,277.6	$2,403.7

Adjusted EBITDA:
Fire & Emergency	$14.8	$7.4	$39.9	$43.2
Commercial	6.4	16.3	34.5	56.0
Recreation	20.5	7.5	38.4	46.8
Corporate & Other	(13.7)	(11.9)	(45.3)	(43.9)
Total	$28.0	$19.3	$67.5	$102.1

Adjusted EBITDA Margin:
Fire & Emergency	4.5%	2.8%	3.5%	4.5%
Commercial	7.0%	7.9%	7.1%	7.8%
Recreation	10.6%	4.3%	5.8%	6.5%
Corporate & Other	n/m	n/m	n/m	n/m
Total	4.5%	3.0%	3.0%	4.2%

			Increase (Decrease)
Period-End Backlog:	October 31, 2020	October 31, 2019	$	%
Fire & Emergency	$965.8	$832.7	$133.1	16%
Commercial	273.8	317.3	(43.5)	-14%
Recreation	538.9	167.0	371.9	223%
Total Backlog	$1,778.5	$1,317.0	$461.5	35%

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended October 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$5.2	$4.3	$16.8	$(36.5)	$(10.2)
Depreciation & amortization	3.3	1.0	3.5	1.6	9.4
Interest expense, net	1.0	—	0.2	4.2	5.4
Benefit for income taxes	—	—	—	(2.4)	(2.4)
EBITDA	9.5	5.3	20.5	(33.1)	2.2
Transaction expenses	—	0.1	—	0.6	0.7
Sponsor expense reimbursement	—	—	—	0.3	0.3
Restructuring costs	2.0	0.2	—	1.7	3.9
Restructuring related charges	—	0.1	—	6.5	6.6
Stock-based compensation expense	—	—	—	0.6	0.6
Legal matters	—	—	—	0.2	0.2
Loss on sale of business	—	0.7	—	1.1	1.8
Gain on acquisition of business	—	—	—	3.3	3.3
Impairment charges	3.3	—	—	5.1	8.4
Adjusted EBITDA	$14.8	$6.4	$20.5	$(13.7)	$28.0

	Three Months Ended October 31, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$(1.7)	$10.5	$1.9	$(19.7)	$(9.0)
Depreciation & amortization	3.5	1.9	3.7	1.6	10.7
Interest expense, net	1.1	0.4	—	6.7	8.2
Provision for income taxes	—	—	—	(3.5)	(3.5)
EBITDA	2.9	12.8	5.6	(14.9)	6.4
Transaction expenses	(0.3)	(0.3)	—	0.9	0.3
Sponsor expense reimbursement	0.6	—	—	0.2	0.8
Restructuring costs	0.9	0.2	0.3	0.1	1.5
Stock-based compensation expense	—	—	—	(0.1)	(0.1)
Legal matters	—	—	1.0	1.3	2.3
Impairment charges	3.3	2.2	0.6	—	6.1
Losses attributable to assets held for sale	—	1.4	—	—	1.4
Deferred purchase price payment	—	—	—	0.6	0.6
Adjusted EBITDA	$7.4	$16.3	$7.5	$(11.9)	$19.3

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Twelve Months Ended October 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$12.3	$21.9	$23.7	$(88.4)	$(30.5)
Depreciation & amortization	13.5	5.7	13.7	7.3	40.2
Interest expense, net	4.5	0.9	0.6	19.7	25.7
Benefit for income taxes	—	—	—	(15.6)	(15.6)
EBITDA	30.3	28.5	38.0	(77.0)	19.8
Transaction expenses	0.2	0.1	—	3.0	3.3
Sponsor expense reimbursement	—	—	—	0.5	0.5
Restructuring costs	6.1	0.2	0.4	3.2	9.9
Restructuring related charges	—	0.1	—	10.4	10.5
Stock-based compensation expense	—	—	—	7.8	7.8
Legal matters	—	—	—	1.8	1.8
Loss on sale of business	—	6.2	—	4.9	11.1
Gain on acquisition of business	—	—	—	(8.6)	(8.6)
Impairment charges	3.3	—	—	8.8	12.1
Earnings attributable to assets held for sale	—	(0.6)	—	(0.2)	(0.8)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$39.9	$34.5	$38.4	$(45.3)	$67.5

	Twelve Months Ended October 31, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$17.9	$35.9	$26.7	$(92.8)	$(12.3)
Depreciation & amortization	14.1	8.5	15.6	7.2	45.4
Interest expense, net	4.0	2.0	0.2	26.2	32.4
Benefit for income taxes	—	—	—	(3.5)	(3.5)
EBITDA	36.0	46.4	42.5	(62.9)	62.0
Transaction expenses	0.1	(0.3)	—	1.2	1.0
Sponsor expense reimbursement	0.7	—	—	0.7	1.4
Restructuring costs	1.3	0.2	2.0	2.2	5.7
Stock-based compensation expense	—	—	—	7.2	7.2
Legal matters	1.8	—	1.7	4.2	7.7
Impairment charges	3.3	5.0	0.6	—	8.9
Losses atributable to assets held for sale	—	4.7	—	—	4.7
Deferred purchase price payment	—	—	—	3.5	3.5
Adjusted EBITDA	$43.2	$56.0	$46.8	$(43.9)	$102.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
Net loss	$(10.2)	$(9.0)	$(30.5)	$(12.3)
Amortization of intangible assets	2.9	4.0	13.3	17.4
Transaction expenses	0.7	0.3	3.3	1.0
Sponsor expense reimbursement	0.3	0.8	0.5	1.4
Restructuring costs	3.9	1.5	9.9	5.7
Restructuring related charges	6.6	—	10.5	—
Stock-based compensation expense	0.6	(0.1)	7.8	7.2
Legal matters	0.2	2.3	1.8	7.7
Loss on sale of business	1.8	—	11.1	—
Gain on acquisition of business	3.3	—	(8.6)	—
Impairment charges	8.4	6.1	12.1	8.9
Losses (earnings) attributable to assets held for sale	—	1.4	(0.8)	4.7
Deferred purchase price payment	—	0.6	0.1	3.5
Impact of tax rate change	—	—	(3.5)	—
Income tax effect of adjustments	(6.7)	(4.6)	(17.5)	(15.2)
Adjusted Net Income	$11.8	$3.3	$9.5	$30.0